[DESCRIPTION] Albemarle Corporation S-8


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              As filed with the Securities and Exchange
                    Commission on July 20, 1999
                 Registration Statement No. 333-_________


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                       ____________________

                             FORM S-8
                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933
                       ____________________

                       ALBEMARLE CORPORATION
        (Exact name of Registrant as specified in its Charter)

     Virginia                                         54-1692118
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                Identification Number)

                       330 South Fourth Street
                      Richmond, Virginia  23219
     (Address of principal executive office, including zip code)

                        ALBEMARLE CORPORATION
                         1998 INCENTIVE PLAN
                       (Full title of the Plan)
                        ____________________

                        E. Whitehead Elmore, Esq.
                   Senior Vice President, Secretary and
                           General Counsel
                        Albemarle Corporation
                       330 South Fourth Street
                       Richmond, Virginia  23219
                             804-788-6000
    (Name, address and telephone number, including area code, of agent for service)

                           With copy to:

                         Allen C. Goolsby, Esq.
                          Hunton & Williams
                      Riverfront Plaza, East Tower
                        951 East Byrd Street
                    Richmond, Virginia 23219-4074
                             804-788-8200
                        ____________________

                   CALCULATION OF REGISTRATION FEE


Title of                          Proposed       Proposed maximum
securities                        maximum        aggregate        Amount of
to be            Amount to be     offering price offering         registration
registered       registered       per share (1)  price (1)        fee

Common Stock     3,000,000 shares $ 19.5 (1)     $ 58,500,000     $ 16,263

     (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of $19.5 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 16,
1999, as reported in the Wall Street Journal.

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                          PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION.

     Not required to be filed with the Commission.


                          PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Albemarle Corporation (the "Company") with the Commission (file No. 1-12658) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (ii)the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; (iii) the Company's Current Report on Form 8-K dated April 16, 1999, filed on April 19, 1999; (iv) the description of the Company's Common Stock (the "Common Stock") contained in a registration statement on Form 10, dated December 7, 1993, as amended on December 22, 1993 and February 11, 1994, filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Virginia Stock Corporation Act permits, and the Company's Articles of Incorporation (the "Articles") require, indemnification of the Company's officers and directors in a variety of circumstances which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under section 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation is generally authorized to indemnify its directors or officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Articles require indemnification of any person with respect to certain liabilities incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company a director or officer or (ii) his service as a director, officer, trustee or partner to some other enterprise at the request of the Company, except in the case of willful misconduct or knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act. As permitted by the Virginia Stock Corporation Act, the Company's Articles provide that in any proceeding brought by a shareholder of the Company in the right of the Company or brought by or on behalf of shareholders of the Company, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Articles, except for liability resulting from such person having engaged in willful misconduct or knowing violation of the criminal law or any federal or state securities law. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or on behalf of stockholders of the Company, except for liability resulting from a person's having engaged in willful misconduct or knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

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Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.  EXHIBITS.

Exhibit No.
-----------

4.1 Articles of Incorporation of the Company (Incorporated herein by reference from Exhibit 3.1 of the Company's Annual
     Report on Form 10-K for the fiscal year ended December 31, 1994 (No. 1-12658)).

4.2 Amended By-laws of the Company (Incorporated herein by reference from Exhibit 28.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997
     (No. 1-12658)).

4.3 Albemarle Corporation 1998 Incentive Plan (Incorporated herein by reference from an exhibit to the Company's Definitive
     Schedule 14A for 1998 Annual Meeting of Shareholders
     (No. 1-12658)).

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2 Consent of PricewaterhouseCoopers LLP.

24   Power of Attorney (included on signature page).

Item 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the"Securities Act");

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                          SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 20th day of July, 1999.


                    ALBEMARLE CORPORATION
                        (Registrant)



                     By:    /s/  Floyd D. Gottwald, Jr.
                         ------------------------------
                          Floyd D. Gottwald, Jr.
                          Chairman of the Board of Directors,
                          Chairman of the Executive Committee
                          and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 20th day of July, 1999. Each person whose signature appears below hereby authorizes either agent for service named in the registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints such agent for service as attorney-in-fact to sign on his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

Signature              Title
----------          ------------

By:  /s/ Floyd D. Gottwald, Jr.
     ---------------------------
       Floyd D. Gottwald, Jr.

     Chairman of the Board of Directors, Chairman of the Executive Committee, and Chief Executive Officer


By:  /s/ Dirk Betlem
    ----------------------------
        Dirk Betlem

    President, Chief Operating Officer and Director


By:  /s/ Charles B. Walker
    ----------------------------
        Charles B. Walker

    Vice Chairman of the Board of Directors, Chief Financial Officer and Director


By:  /s/ Robert G. Kirchhoefer
    ----------------------------
       Robert G. Kirchhoefer

    Principal Accounting Officer


By:   /s/ John D. Gottwald
     ----------------------------
        John D. Gottwald

     Director


By:  /s/Andre' B. Lacy
     ----------------------------
        Andre' B. Lacy

     Director


By:  /s/ Emmett J. Rice
    -----------------------------
        Emmett J. Rice

    Director


By:  /s/ Craig R. Anderson
    -----------------------------
        Craig R. Anderson

    Director


By:  /s/ Seymour S. Preston III
    -----------------------------
       Seymour S. Preston III

    Director


By: /s/ Charles E. Stewart
   -------------------------------
       Charles E. Stewart

   Director


By:  /s/ Anne Marie Wittemore
    ------------------------------
        Anne Marie Wittemore

    Director

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                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC 20549


                        ____________________







                              EXHIBITS

                             filed with

                       REGISTRATION STATEMENT

                                 on

                              FORM S-8

                                UNDER

                     THE SECURITIES ACT OF 1933


                        ____________________







                        ALBEMARLE CORPORATION
                         1998 INCENTIVE PLAN
                       (full title of the plan)





                  EXHIBIT INDEX                      Page No.

4.1 Articles of Incorporation of the Company (Incorporated herein by reference from Exhibit 3.1 of the Company's Annual
Report on Form 10-K for the fiscal year ended December 31, 1994
(No. 1-12658)).

4.2 Amended By-laws of the Company (Incorporated herein by reference from Exhibit 28.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997
(No. 1-12658)).

4.3 Albemarle Corporation 1998 Incentive Plan (Incorporated herein by reference from an exhibit to the Company's Definitive
Schedule 14A for 1998 Annual Meeting of Shareholders
(No. 1-12658)).

5    Opinion of Hunton & Williams.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2 Consent of PricewaterhouseCoopers LLP.

24   Power of Attorney (included on signature page).